Exhibit 10.3
SEVENTH AMENDMENT TO
MASTER REPURCHASE AGREEMENT
SEVENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of December 11, 2024 (this “Amendment”), by and between BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (together with its successors and assigns, “Purchaser”), and BRIGHTSPIRE CREDIT 7, LLC (formerly known as CLNC CREDIT 7, LLC), a limited liability company organized under the laws of the State of Delaware (“Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below and as amended hereby).
RECITALS
WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of April 26, 2018, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of January 22, 2021, that certain Second Amendment to Master Repurchase Agreement, dated as of February 8, 2022, that certain Third Amendment to Master Repurchase Agreement, dated as of June 1, 2022, that certain Fourth Amendment to Master Repurchase Agreement, dated as of July 7, 2022, that certain Fifth Amendment to Master Repurchase Agreement, dated as of December 27, 2023 and that certain Sixth Amendment to Master Repurchase Agreement, dated as of May 27, 2024 (as so amended, the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and
WHEREAS, Purchaser and Seller desire to make certain amendments and modifications to the Existing Repurchase Agreement as further set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1

AMENDMENTS TO REPURCHASE AGREEMENT
(a)    Article 2 of the Existing Repurchase Agreement is hereby further amended by deleting definitions of “Maximum Sidecar Facility Purchase Price”, “Sidecar Asset”, “Sidecar Facility” and “Sidecar Facility Fee”.
(b)    Article 2 of the Existing Repurchase Agreement is hereby further amended by adding the following definition below in the correct alphabetical order:
“Controlling Holder” shall mean, the holder of any Promissory Note or Participation Interest, to the extent that such holder has the full power, authority and discretion to service (or cause to be serviced) the related Mortgage Loan and to direct servicing actions with respect thereto (including, without limitation, to modify and amend the terms thereof and to pursue remedies and enforcement actions) without the consent of any other Person (including, without limitation, any holder of a companion Promissory Note or companion Participation Interest).
(c)    Article 2 of the Existing Repurchase Agreement is hereby further amended by amending and restating the definitions below:
“Availability Period” shall mean the period (i) beginning on the Closing Date and (ii) ending April 25, 2028, or such later date as may be in effect pursuant to Article 3(f).
“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of: (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day, as the same may be extended in accordance with this Agreement; (b) an Early Repurchase Date with respect to such Purchased Asset; (c) the maturity date of such Purchased Asset; (d) unless Seller has deposited Reserve Funds with Purchaser in accordance with Article 12(n), five (5) Business Days after Purchaser has provided written notice to Seller pursuant to Article 12(n) demanding that such Purchased Asset be repurchased due to a Future Advance Failure with respect to such Purchased Asset, (e) the Accelerated Repurchase Date; (f) the Termination Date or (g) the occurrence of the event set forth in the second proviso of the definition of Senior Note or Senior Participation Interest, as applicable, with respect to such Purchased Asset. Notwithstanding anything to the contrary herein, any Mezzanine Loan that is a Purchased Asset shall be repurchased simultaneously with the repurchase of the related Mortgage Loan.
“Senior Note” shall mean a Promissory Note evidencing a senior or pari passu senior position in a Mortgage Loan; provided that either (i) the holder of any pari passu Senior Note is the Controlling Holder or (ii) the related Companion Interest, the holder of which is the Record Holder and/or the Controlling Holder, is owned by an Affiliate of Seller; provided further that, for purposes of the foregoing clause (ii), if such related Companion Interest ceases to be owned by an Affiliate of Seller, the related Purchased Asset shall be immediately repurchased. A Senior Note shall not be junior to any other Promissory Note secured directly or indirectly by the same Mortgaged Property.
“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan or a combination of a Mortgage Loan and a related Mezzanine Loan (such Mortgage Loan or combination of Mortgage Loan and related Mezzanine

Loan, as applicable, a “Participated Loan”) evidenced by a Participation Certificate; provided that either (i) the holder of any pari passu Senior Participation Interest is the Record Holder and the Controlling Holder or (ii) the related Companion Interest, the holder of which is the Record Holder and/or the Controlling Holder, is owned by an Affiliate of Seller; provided further that, for purposes of the foregoing clause (ii), if such related Companion Interest ceases to be owned by an Affiliate of Seller, the related Purchased Asset shall be immediately repurchased. A Senior Participation Interest shall not be junior to any other Participation Interest or Promissory Note secured by the same Mortgaged Property (it being understood, for the avoidance of doubt, that a Senior Participation Interest in a Mezzanine Loan shall not be deemed junior to a Senior Participation Interest in the related Mortgage Loan to the extent that such Senior Participation Interests collectively are not junior to any other Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property).
(d)    Article 3(c)(i)(B) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
(B)    [Reserved].
(e)    Article 3(c)(ii)(B) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
(B)    within a time prior to the proposed Purchase Date acceptable to Purchaser delivered to Purchaser a completed draft confirmation substantially in the form of Exhibit II hereto (a “Confirmation”). The Confirmation shall be signed on or prior to the Purchase Date by a Responsible Officer of Seller; provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller or at all.
(f)    Article 3(c)(xx) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
(x)    [Reserved].
(g)    Articles 3(h)(ii)(D) and 3(h)(ii)(E) of the Existing Repurchase Agreement are hereby amended and restated in its entirety as follows:
(D)    immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then-current Pricing Rate Period) of the related Purchased Asset shall not exceed the Margin Amount of such Purchased Asset;

(E)    immediately after giving effect to the requested Purchase Price increase the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then-current Pricing Rate Period) of all Purchased Assets shall not exceed the Maximum Facility Purchase Price;
(h)    Article 3(i) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
(i)    Voluntary Repayments; Margin Excess. (i) Subject to clause (iii) below, Seller may from time to time during the Availability Period, upon two (2) Business Days’ prior written notice to Purchaser, transfer cash to Purchaser to be applied in reduction of the outstanding Purchase Price with respect to one or more Purchased Assets as Seller may direct subject to payment by Seller of any related Breakage Costs in connection with any repayment of the Purchase Price; provided, however, that no such advance notice shall be required with respect to any payment made by Seller to cure a Margin Deficit or Default.
(ii)        Subject to clause (iii) below, from time to time during the Availability Period, to the extent that any Margin Excess exists with respect to one or more Purchased Assets, Seller may request, upon two (2) Business Days’ prior written notice to Purchaser, that Purchaser transfer cash to Seller (resulting in a corresponding increase in the outstanding Purchase Price of the applicable Purchased Asset(s)) in an amount not to exceed such Margin Excess, subject to the satisfaction of the following conditions:
(A)    if requested by Purchaser, delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller (provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller or at all);
(B)    Purchaser shall have received, on or before the related Purchase Price increase date, payment from Seller of any related Breakage Costs in connection with any repayment of the Purchase Price;
(C)    immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of such Purchased

Asset shall not exceed the Margin Amount of such Purchased Asset;
(D)    immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of all Purchased Assets shall not exceed the Maximum Facility Purchase Price;
(E)    no Material Adverse Effect, Margin Deficit, Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date or will occur as a result of such Purchase Price increase; and
(F)    all representations and warranties made by any Seller Party in the Transaction Documents (other than the representations and warranties made pursuant to Article 10(w) and Exhibit V unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made), shall be true and correct as of the related Purchase Price increase date; provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true and correct as of such earlier date.
(iii)    Seller’s election to reduce or increase the Purchase Price pursuant to clause (i) and clause (ii) above shall be exercised (x) in minimum increments of $250,000 (or less if the remaining Margin Excess is less than $250,000) and (y) no more often than two times in a calendar month for the Purchased Assets in the aggregate.

(i)    Article 29(a) of the Existing Repurchase Agreement is hereby amended by adding the following sentence after the last sentence of such clause:
For any Purchased Assets which is a “non-controlling” Senior Note or Senior Participation Interest, for so long as any Affiliate of Seller is the holder of, or has the right to exercise any control rights with respect to, any Companion Interest or the related Mortgage Loan and/or Mezzanine Loan (including, without limitation, as holder of a controlling class in a securitization), no such Affiliate shall take any action or effect any modification or amendment of, or waiver under, such Companion Interests or the related Mortgage Loan and/or Mezzanine Loan which in each case is a Material Modification without Seller first having given prior notice thereof to Purchaser in each such instance and Seller receiving the prior written consent of Purchaser.
(j)    Exhibit II of the Existing Repurchase Agreement is hereby amended by deleting the following provisions contained therein:
    Sidecar Asset(s):        [Yes][No]
[Seller hereby certifies that it expects, in its good faith judgment, to include the Eligible Asset in a securitization transaction or to refinance such Eligible Assets through a participation, syndication, sale of an A-note or other refinancing transaction on or before the expiration of the applicable Sidecar Facility.]
ARTICLE 2

REPRESENTATIONS
Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:
(a)    all representations and warranties made by any Seller Party in the Transaction Documents to which it is a party (other than representations and warranties made pursuant to Article 10(w) and Exhibit V of the Repurchase Agreement unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made) are true and correct, as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(b)    it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;
(c)    it is duly authorized to execute and deliver this Amendment and to perform its obligations under the Existing Repurchase Agreement, as amended and modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;
(d)    the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(e)    the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(f)    this Amendment has been duly executed and delivered by it; and
(g)    the Existing Repurchase Agreement, as amended and modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.
ARTICLE 3

FEES AND EXPENSES
Seller shall pay on demand all of Purchaser’s actual out-of-pocket costs and expenses, including but not limited to reasonable fees and expenses of Purchaser’s outside counsel, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
Seller hereby acknowledges that the next installment of the Structuring Fee in the amount of $1,500,000 is due and payable on April 26, 2025.
ARTICLE 4

CONDITIONS PRECEDENT
The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent on or before the date hereof:
(a)    Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct as of the date hereof; and
(b)    Delivery of Documents. Seller shall have delivered to Purchaser (i) this Amendment duly completed and executed by each of the parties hereto and (ii) that certain Fourth Amendment to Fee Letter, dated as of the date hereof (the “Fee Letter Amendment”), duly completed and executed by each of the parties thereto.
(C)    Fees and Expenses. Seller has paid all fees and expenses due and payable under Article 3 hereof and any Structuring Fee which is due and payable as of the date hereof.
ARTICLE 5

GOVERNING LAW
THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 6

MISCELLANEOUS
(a)    Except as expressly amended or modified hereby, the Repurchase Agreement and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.
(b)    This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format (such as PDF files) shall be as effective as delivery of a manually executed original counterpart of this Amendment and shall be binding on all parties.
(c)    The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(d)    This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.
(e)    This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(f)    This Amendment and the Repurchase Agreement, as amended hereby, is a single Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.
BARCLAYS BANK PLC, as Purchaser
By: /s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Authorised Signatory

BRIGHTSPIRE CREDIT 7, LLC, as Seller
By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President